CONFIDENTIAL EXECUTION VERSION 1007791449v5 SETTLEMENT AND RELEASE AGREEMENT I, Christopher Wendel, hereby enter into this Settlement and Release Agreement (the “Agreement”) with Volta Charging Industries, LLC (the successor by merger to Volta Industries, Inc.), a Delaware corporation (“Volta Charging Industries”) and Volta Inc. (the “Company”), effective as of March 26, 2022. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in my Employment Agreement, dated as of December 20, 2018, by and between myself and Volta Charging Industries. For good, valuable and sufficient consideration, including but not limited to the mutual promises described below, the Company and I agree as follows: 1. Separation. I have been employed by the Company as its President and served as a member of the Company’s Board of Directors (the “Board”). I hereby resign from the Board and from all positions as an employee and officer of the Company and its affiliates, effective as of the date hereof. I acknowledge this date will be considered my “Termination Date” for purposes of all benefits and equity plan purposes and will be my last day of work with the Company. The Company and I agree that my separation from the Company and the Board will be deemed a voluntary resignation. 2. Severance Pay. I understand that, if I sign this Agreement, I will receive severance payments and benefits consisting of (i) continued payment of my current Base Salary for a period of six months from the Termination Date and (ii) provided I timely and properly elect to continue coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse me for any portion of the premium charged for such coverage that exceeds the amount paid for similar coverage by active employees for a period of twelve (12) months following the Termination Date or until I am no longer entitled to COBRA continuation coverage under the Company’s group health plan, whichever period is shorter. Payments described in this Paragraph 2 will be reduced for any applicable withholdings and payable in the ordinary course of the Company’s business as if I were still performing all of my job duties for the Company. Any amounts payable under this Paragraph 2 that would otherwise be paid on or prior to the 60th day following the Termination Date shall be withheld and shall instead be paid in a lump sum on the first regular payroll date of the Company following such 60th day, with the remainder of the severance payable under clause (i) and any payment or reimbursement of premiums under clause (ii) paid on the Company’s regular payroll schedule. 3. Consideration. The Company is not obligated to continue to employ me or pay me any additional money, compensation, or benefits as of my Termination Date, other than as specifically set forth in Paragraph 5 below. I acknowledge that, pursuant to this Agreement, I am receiving more money, compensation, and benefits than I would otherwise be entitled to receive from the Company than if I had not entered into this Agreement. I further agree that the above- and below-referenced consideration is sufficient consideration for my obligations, commitments and undertakings herein.

2 1007791449v5 4. Termination of Benefits. Effective with the close of business on my Termination Date, other than as provided in Paragraph 2 and Paragraph 5, my participation in and entitlement to all health benefits, fringe benefits or employee benefit plans or programs (such as paid holidays, paid vacations, accident insurance, salary continuation, life insurance, accidental death and dismemberment insurance, travel and accident insurance, retirement, equity or profit inWterests in the Company, etc.) will cease. Other than as provided in Paragraph 2, should I wish to continue health benefits coverage through Company’s group insurance plans beyond my separation, I will be responsible for paying the premium in full each month. I understand I will receive a separate notice explaining my right to continuation and conversion of my health benefits under COBRA and/or any applicable state law. 5. Additional Terms. a. Equity Awards: I hereby agree that, notwithstanding anything to the contrary in the Company’s 2021 Equity Incentive Plan, the Company’s Founder Incentive Plan (the “Founder Plan”) or any predecessor or successor plans (all such plans, collectively, the “Plan”) or any Award Agreement (as defined in the Plan), the governing documents of the Company or otherwise: i. The award of 5,250,000 Restricted Stock Units (as defined in the Plan) having a grant date of August 26, 2021 and a grant number of VAR00350, all of which have previously vested in accordance with their terms, shall be settled into an equal number of shares of the Company’s Class A Common Stock (“Shares”) within five (5) business days following the date hereof, in full satisfaction of such award, subject to the terms of the Plan and the applicable Award Agreement, including with respect to settlement and tax withholding, provided that, for purposes of the settlement and tax withholding provisions of the Plan and the applicable Award Agreement, I shall be deemed to be a Participant (as defined in the Plan) who is subject to Section 16 of the Exchange Act. ii. The award of Restricted Stock Units covering 4,500,000 shares of Class A Common Stock having a grant date of November 15, 2021 and a grant number of VAR00351 (the “Stock Price Performance Award”), shall remain outstanding and subject to vesting on the terms and conditions of the Award Agreement under which the Stock Price Performance Awards were granted, on the same terms and conditions as though I have continued to be employed, provided that that (A) it shall not be a condition to the vesting of the Stock Price Performance Awards that I continue to be a Service Provider (as defined in the applicable Plan document) through the applicable performance period and (B) if a Change in Control (as defined in the Founder Plan) is consummated on or before the end of the performance period specified in the applicable Award Agreement, all then-outstanding Stock Price Performance Awards shall fully and immediately vest as of immediately prior to the Change in Control, subject to my continued material compliance with the terms of this Agreement through the date of such Change in Control. In the

3 1007791449v5 event of my material breach of Paragraphs 5c, 5d or 5e of this Agreement, I will immediately and automatically forfeit the Stock Price Performance Awards. With respect to each such Restricted Stock Unit that becomes vested, settlement and tax withholding shall be governed by the terms of the Plan and the applicable Award Agreement , provided that, for purposes of the settlement and tax withholding provisions of the Plan and the applicable Award Agreement, I shall be deemed to be a Participant (as defined in the Plan) who is subject to Section 16 of the Exchange Act. iii. The unvested portion of the equity-based awards issued to me by the Company, Volta Charging Industries or any of their affiliates prior to the closing of the Company’s “de-SPAC” transaction on or about August 27, 2021 and set forth on Schedule A hereto (collectively, “Pre-IPO Awards”), shall fully accelerate as of the Termination Date. With respect to each such award that becomes vested, settlement and tax withholding shall be governed by the terms of the Plan and the applicable Award Agreement, provided that, for purposes of the settlement and tax withholding provisions of the Plan and the applicable Award Agreement, I shall be deemed to be a Participant (as defined in the Plan) who is subject to Section 16 of the Exchange Act iv. Except as expressly provided above, all other outstanding unvested equity and unvested equity-based awards I hold as of the date hereof shall be forfeited without consideration as of the date hereof, including but not limited to the awards of Restricted Stock Units covering (i) 1,375,000 shares of common stock having a grant date of November 15, 2021 and a grant number of VAR00352, (ii) 1,375,000 shares of common stock having a grant date of November 15, 2021 and a grant number of VAR00353 and (iii) 742,972 shares of common stock having a grant date of February 18, 2022. b. I hereby agree that, notwithstanding anything to the contrary in the Plan, any predecessor or successor plan or any Award Agreement, the governing documents of the Company or otherwise, each share of Class B Common Stock of the Company and any security, including any option or Restricted Stock Unit, in each case convertible or exchangeable for Class B Common Stock of the Company that I now hold or that I may hereafter acquire, pursuant to an Award Agreement or otherwise, shall, automatically and without further action on the part of any person, be converted into an equal number of shares of Class A Common Stock of the Company, or a security convertible or exchangeable for Class A Common Stock of the Company, as applicable. This Paragraph 5.b. shall survive the termination of all or any portion of this Agreement for any reason. c. I hereby agree that, through December 31, 2025 or, if earlier, the date that neither I nor any of my affiliates or associates (as each such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially own (as such term is defined in the Exchange Act) any shares of voting stock of the Company (the “Covered Shares”), at every meeting of the Company’s stockholders at which any matter is to be voted on (and at every adjournment or

4 1007791449v5 postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any matter, I shall, and shall cause each of my affiliates and associates to, be present for quorum purposes and vote (including via proxy) all Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) all Covered Shares) in accordance with the recommendations of Institutional Shareholder Services Inc. on any election of directors or other proposals or other business that comes before any such meeting, other than any proposal to vote in favor of or against an Extraordinary Transaction, with respect to which I and my affiliates and associates will be permitted to vote in my and their sole discretion, as applicable, provided that if the foregoing would be in conflict with my obligations set forth in Paragraph 5.d. below, I will comply with Paragraph 5.d. below. As used in this Agreement, (a) the term “Extraordinary Transaction” means any equity tender offer, equity exchange offer, merger, acquisition, business combination, sale or other transaction with a third party that, in each case, would result in a Change in Control of the Company, liquidation, dissolution, recapitalization or other extraordinary transaction involving a majority of its equity securities or a majority of its assets, and, for the avoidance of doubt, including any such transaction with a third party that is submitted for a vote of the Company’s stockholders. d. I hereby agree that, through December 31, 2025, I shall not (i) knowingly encourage, advise or influence any other person or assist any other third party in so encouraging, advising or influencing any person with respect to the solicitation, giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum with respect to any shares of the Company’s common stock (other than such advice, encouragement or influence as is consistent with recommendations of Institutional Shareholder Services Inc. in connection with such matter) or (ii) form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to shares of the Company’s common stock or otherwise support or participate in any effort by a third party with respect to the matters set forth in the foregoing clause (i). e. I hereby agree to not transfer any shares of the Company’s capital stock to any of my affiliates or associates unless such affiliate or associate, concurrently with such transfer, executes a joinder to this agreement, in a form reasonably acceptable to the Company, agreeing to be bound by Paragraph 5.c. and Paragraph 5.d. of this Agreement. 6. Claims Released. a. I hereby release the Company, its affiliates and any of the Company or any of its affiliates present, former, and future owners, members, directors, officers, shareholders, employees, agents, servants, representatives, attorneys, predecessors, successors and assigns (each of whom, other than the parties hereto, is an express third-party beneficiary of this Agreement), from all claims of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events,

5 1007791449v5 acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: (i) claims arising out of or relating in any way to my employment with the Company or the conclusion of that employment; (ii) claims that the Company has agreed to offer me profit interests, equity or other ownership interest in the Company; (iii) claims arising under any other federal, state or local law, regulation, ordinance or order that regulates the employment relationship and/or employee benefits, including Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act of 1990 as amended, the Age Discrimination in Employment Act, as amended, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974 as amended, the Family and Medical Leave Act, or under any other employment or antidiscrimination laws, including those in the State of California, including, for example, the Fair Employment and Housing Act (“FEHA”), Cal Gov’t. Code § 12920, § 12940 et seq., the California Family Rights Act, the California Labor Code (including wage and commission claims), any state or federal laws providing “whistleblower” protection, and any other law relating to employment matters, including claims for breach of express or implied contract, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, wrongful or unlawful discharge, defamation, or any other tort, common law or statutory claim relating to my employment relationship with the Company, and for attorneys’ fees. The foregoing release applies both to claims which are now known or are later discovered. However, this Agreement does not apply to (w) any claims to payments or benefits expressly contemplated by this Agreement, (x) any claims that may arise after the date I execute the Agreement, (y) any existing rights to indemnification as a former officer or director that I may have under applicable corporate law, under the by-laws or certificate of incorporation of, or any separation indemnification agreement entered into by, the Company or any of its affiliates or as an insured under any director’s and officer’s liability insurance policy now or previously in force, or (z) any claims which may not be released under applicable law. Nothing in this Agreement will be construed to impede or impair my right to communicate with government agencies regarding matters that are within the jurisdiction of those agencies, although this exception does not limit the scope of the waiver and release in Paragraphs 7-9 herein, and I waive any right to recover damages or obtain individual relief that might otherwise result from the filing of any excepted charge, with regard to any claim released herein. I acknowledge that I have been advised of Section 1542 of the Civil Code of California, which states substantially as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known to him or her must have materially affected his or her settlement with the debtor or released party.” I hereby waive any right or benefit which I have or may have under Section 1542 of the Civil Code of California, or any similar provision of any other applicable state law, to the full extent that I may lawfully waive such rights and benefits, and understand that my release in this Agreement applies to claims known and unknown.

6 1007791449v5 I UNDERSTAND AND ACKNOWLEDGE THAT: (1) THIS IS A LEGALLY BINDING AGREEMENT; (2) BY SIGNING THIS AGREEMENT I AM BARRED FROM INSTITUTING A LAWSUIT FOR THE CAUSES OF ACTION SET FORTH ABOVE; (3) I WAS INFORMED OF MY RIGHT TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT; (4) I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY. b. In consideration of the foregoing release, the Company, together with its subsidiaries and affiliates, hereby forever releases me from, and hereby covenants not to sue me with respect to, any and all claims, demands, suits, judgments, orders and causes of action of every kind and nature, suspected or unsuspected, vested or contingent, in law or equity, existing by statute, common law or otherwise, which have existed, may currently exist or do exist, prior to or at the execution and delivery by the parties of this Agreement on the date hereof, including any claims attributable to my employment with the Company. 7. The Terms “Claims” and “Release” are Construed Broadly. As used in this Agreement, the term “claims” will be construed broadly and will be read to include, for example, the terms “rights,” “causes of action (whether arising in law or equity),” “damages,” “demands,” “obligations,” “grievances” and “liabilities” of any kind or character. Similarly, the term “release” will be construed broadly and will be read to include, for example, the terms “discharge” and “waive.” 8. OWBPA Waiver. This Agreement contains a release of claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621, et seq. (“ADEA”). I understand that the following provisions are provided, pursuant to the Older Workers’ Benefit Protection Act, to advise me that: (a) I am waiving claims under the ADEA in exchange for the payments set forth in Paragraph 2 and acceleration of vesting of stock options set forth in Paragraph 5 above; (b) my waiver does not apply to rights or claims that arise after the date I execute this Agreement; (c) I am advised to consult with an attorney before signing this Agreement; (d) I have a period of twenty-one (21) days after the date I receive this Agreement within which to review and consider this Agreement before signing it, although I need not wait for the 21-day period to expire before executing this Agreement; (e) I may revoke this Agreement in writing by delivering a written notice of revocation to Legal, at 155 De Haro Street, San Francisco, California 94103, at any time within seven (7) calendar days after signing of this agreement; and (f) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised, which shall be the eighth day after this Agreement is executed by me (the “Effective Date”). I understand the notice of revocation must be received prior to the expiration of the 7-day revocation period. 9. My Acknowledgments and Affirmations. I acknowledge and agree that (i) I have been paid for all time worked and commissions earned, have received all the leave, leaves of absence and leave benefits and protections for which I am eligible, and have not suffered any on-the-job injury for which I have not already filed a claim; (ii) I have been given sufficient time to consider this Agreement and to consult an attorney or advisor of my choosing; and (iii) I am knowingly and voluntarily executing this Agreement waiving and

7 1007791449v5 releasing any claims I may have as of the date I execute it. I affirm that I have not filed or caused to be filed, and are not presently a party to, a claim against any of the Company. I further acknowledge that, except as expressly set forth above, I have not earned and will not receive any compensation, including without limitation, salary, bonus, commissions, or severance or any benefits before or after the Termination Date, with the exception of any vested right I may have under the express terms of a written tax-qualified benefit plan (e.g., 401(k) account). 10. Agreement Binding on Employee and Related Parties. This Agreement will be binding upon me and my spouse, agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors, and assigns. 11. Suit in Violation of this Agreement—Loss of Benefits and Payment of Costs. If I bring an action against the Company in violation of this Agreement or if I bring an action asking that the Agreement be declared invalid or unenforceable, I agree that prior to the commencement of such an action I will tender back to the Company all payments which I have received as consideration for this Agreement and that all remaining payments and benefits to be provided to me as consideration for this Agreement will permanently cease as of the date such action is initiated. If any action is brought by either party to enforce the terms of this Agreement, the unsuccessful party agrees to pay all costs, expenses and reasonable attorneys’ fees incurred by the successful party in its successful prosecution or defense of the action brought. 12. No Reapplication. I agree not to reapply for employment with, otherwise work for, or provide services to the Company directly or indirectly through another entity, or to stand for re-election to the Board. 13. Return of Company Property; Removal of Personal Property. On or before the close of business on March 27, 2022, I will return to the Company all items of the Company’s property, including, but not limited to: credit cards, desk or office keys, vehicles owned by the company or purchased with Company funds (including proof of title or other applicable ownership documentation and keys thereto), identification cards, calculators, computer passwords, computer diskettes, computer programs, any and all originals or copies of any Company documents and files (including but not limited to customer lists and information, pricing lists and information, financial documents, audit records, account information, Company emails, trade secrets, and any materials of any kind which contain or embody any confidential and proprietary information, etc.), including all copies of these items. In addition, I will promptly (and in any event within 10 days following the Termination Date, or such later date as may be agreed between myself and the Company) (i) remove my personal vehicles and other personal property from all Company facilities and (ii) to the extent any Company property, including vehicles purchased by the Company or with Company funds, has been registered in my name (or in the name of a person or entity other than the Company and its affiliates at my direction), I will assign, or cause to be assigned, the title to such property to the Company and deliver evidence of such title to the Company, free and clear of liens and encumbrances. If, as of 10 days following the Termination Date (or such later date as may be agreed between myself and the Company), I have not removed such personal

8 1007791449v5 property from the Company’s facilities, I authorize the Company to have such property removed and stored at my expense, which expense the Company may set off against any amounts payable to me under this Agreement or otherwise. 14. All Representations in Documents. In entering into this Agreement, I acknowledge that I have not relied on any verbal or written representations by any Company representative other than those explicitly set forth in this Agreement. This Agreement sets forth the entire agreement between the Company and me and completely supersedes any prior agreements, oral statements or understandings concerning the termination of my employment and any benefits I might receive following that termination. However, this Agreement does not supersede my obligations and the Company’s rights described below in Paragraphs 19-20 or under any agreements that are demonstrably independent of this Agreement, such as any confidentiality, non-disclosure, non-competition, non- solicitation, trade secret, and/or assignment of inventions and other intellectual property provisions to which my employment was subject, all of which will remain in effect and are enforceable according to their terms. 15. Partial Invalidity of Agreement. If any part of this Agreement is held to be unenforceable, invalid, or void, then the balance of this Agreement will nonetheless remain in full force and effect to the extent permitted by law. 16. Headings. The headings and subheadings in this Agreement are inserted for convenience and reference only and are not to be used in construing the Agreement. 17. Applicable Law and Venue. This Agreement and any action related thereto will be governed and interpreted by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I expressly consent to personal jurisdiction and venue in any state or federal court of competent jurisdiction for any lawsuit arising from or related to this Agreement. Subject to applicable law, I hereby waive my right to a jury trial with respect to any dispute arising from this Agreement. 18. Voluntary Agreement. I have entered into this Agreement knowingly and voluntarily and understand that its terms are binding on me. 19. Confidentiality. I agree that I will not divulge proprietary or confidential information relating to the Company. The Parties agree that the existence and terms of this Agreement have been and will be kept confidential and will not disclosed, revealed or characterized (directly or indirectly by innuendo or otherwise), except as required by law, to anyone other than, on my side, to my immediate family and my attorney and tax advisor, who must also agree similarly not to make any further disclosure, and on the Company’s side, as required for reasonable business purposes. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Notwithstanding any other provision of this Agreement: (a) I understand that I will not be held criminally or civilly

9 1007791449v5 liable under any federal or state trade secret law for any disclosure of a trade secret that (i) is made both (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; and (b) if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the Company’s trade secrets to my attorney and use the trade secret information in the court proceeding if I (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order. 20. Non-Disparagement. I will not say anything detrimental about the products, processes and services of the Company or the Board, or about the products, processes and services of any subsidiary of the Company; provided that I may respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company shall not (and shall cause its affiliates not to) make any authorized public statement about me that is disparaging in nature, and agrees to instruct its officers and directors (and the officers and directors of its affiliates) not to, make disparaging or detrimental statements about me or my service to the Company or any of its affiliates. 21. No Tax Advice. I understand and agree that Company is neither providing tax nor legal advice, nor is Company making representations regarding tax obligations or consequences, if any, related to this Agreement. I further agree that I will assume any such tax obligations or consequences that may arise from this Agreement, and that I shall not seek any indemnification from Company in this regard. 22. Admissibility. Neither this Agreement nor the offer of this Agreement will be considered any indication or admission of wrongdoing by the Company; it is offered in accordance with the policies underlying Federal Rules of Evidence, Rule 408, and the comparable rules under applicable state or local Rules of Evidence, and will not be admissible in any proceeding except a proceeding to enforce or challenge its terms. 23. Amendments. This Agreement may not be amended except in writing executed by me, the Company and Volta Charging Industries, and no approval of an amendment hereto shall be effective on behalf of the Company unless approved by a resolution of the Board or written consent of the Board. 24. Expenses. Each party shall be responsible for its own fees and expenses in connection with the negotiation and the execution of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall promptly reimburse me for reasonable, documented out-of-pocket fees and expenses incurred in connection with the negotiation and the execution of this Agreement, provided that such reimbursement shall not exceed $40,000 in the aggregate. [signaturepagefollows]

Employee: Date: Company: VOLTA INC. By: James DeGraw Its: General Counsel, Chief Administrative Officer and Secretary Date: March 26, 2022 Volta Charging Industries: VOLTA CHARGING INDUSTRIES, LLC (the successor by merger to Volta Industries, Inc.) By: James DeGraw Its: Manager Date: March 26, 2022 The parties each acknowledge that they have read this Agreement and understand and voluntarily agree to its terms. 0<5>4 87; 1; ?69<=6 30,(/$&%)'- "()*- "&- )/"- .%$"%# (# ../+0+2)

Schedule A Pre-IPO Awards